Exhibit 10.1

SECOND AMENDMENT TO

TAX RECEIVABLE AGREEMENT

This Second Amendment (this “Second Amendment”) to the Tax Receivable Agreement (the “Agreement”), dated as of February 13, 2007 and as first amended effective as of August 7, 2007, by and among NCM Inc., NCM LLC, the Founding Members, and the ESA Parties (collectively, the “Parties”), is made and entered into by and among each of the Parties effective as of April 29, 2008 (the “Effective Date”). Capitalized but undefined terms used in this Second Amendment have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Parties originally entered into the Tax Receivable Agreement on February 13, 2007;

WHEREAS, the Parties first amended the Tax Receivable Agreement effective as of August 7, 2007 (the “First Amendment,” attached hereto as Exhibit A);

WHEREAS, the First Amendment extended the time period for the preparation of the Initial Deemed Exchange Basis Schedule and the Initial ESA Modification Payment Basis Schedule (through certain amendments to Sections 2.02(a)(1) and 2.02(b)(1), respectively), and incorporated the actual sale of Common Units by the Founding Members to NCM Inc. in connection with the underwriters’ exercise of their over-allotment option as part of the Initial Deemed Exchange Basis Schedule (through an amendment to Section 2.02(d)(1));

WHEREAS, the Parties desire to further amend the Agreement pursuant to the terms and conditions hereof; and

NOW, THEREFORE, the Parties agree as follows as of the Effective Date:

1.	Addition of New Section 3.05 (Optional Estimated Payment Procedure). The following new Section 3.05 (Optional Estimated Payment Procedure) shall be added to the Agreement:

“SECTION 3.05. Optional Estimated Payment Procedure.

(a) NCM Inc. may, at any time and at NCM Inc.’s option, make one or more estimated payments to each of the Founding Members in respect of any anticipated amounts to be owed to the Founding Members pursuant to Section 3.01 of this Agreement (any such estimated payments referred to as an “Estimated Exchange-Related Tax Benefit Payment”). NCM Inc. may also, at any time and at NCM Inc.’s option, make one or more estimated payments to each of the ESA Parties in respect of any anticipated amounts to be owed to the ESA Parties pursuant to Section 3.02 of this Agreement (any such estimated payments referred to as an “Estimated ESA-Related Tax Benefit Payment”). Any Estimated Exchange-Related Tax Benefit Payments or Estimated ESA-Related Tax Benefit Payments (each an “Estimated Payment”) made under this Section 3.05 shall be paid by NCM Inc. to each of the Founding Members or each of the ESA Parties, respectively, in cash and shall be applied against the actual ultimate amount of any expected Exchange-Related Tax Benefit Payments or ESA-Related Tax Benefit Payments to be made pursuant to Sections 3.01 or 3.02 of this Agreement. Upon the making of any Estimated Payment, the amount of such Estimated Payment shall first be applied to any estimated accrued interest owed at the Agreed Rate (as determined from the due date, without extensions, of NCM Inc.’s U.S. Federal Income Tax Return for the relevant Covered Taxable Year to the date on which such Estimated Payment is made), and shall then be applied to any residual estimated Exchange-Related Tax Benefit Payments or ESA-Related Tax Benefit Payments to be made pursuant to Sections 3.01 or 3.02 of this Agreement.

(b) In determining the actual ultimate amount of any Exchange-Related Payments or ESA-Related Payments to be made pursuant to Section 3.01 or 3.02 of this Agreement, the amount of any Estimated Payments that may have been made for the relevant Covered Taxable Year shall either be: (i) increased by the appropriate party or parties, along with an appropriate amount of interest at the Agreed Rate, to the extent that the Estimated Payments are less than the actual amounts owed by NCM Inc. or NCM LLC to the Founding Members or the ESA Parties, respectively (a “True-Up”); or (ii) refunded by the appropriate party or parties, along with an appropriate amount of interest at the Agreed Rate, to the extent that the Estimated Payments are more than the actual amounts owed by NCM Inc. or NCM LLC to the Founding Members or the ESA Parties, respectively (a “True-Down”). As of the date on which any Estimated Payments are made by NCM Inc. to the Founding Members or the ESA Parties, all such Estimated Payments shall be made (or shall be deemed to have been made) in the same manner and subject to the same terms and conditions as otherwise contemplated by Sections 3.01 and 3.02 and all other applicable provisions of this Agreement. Furthermore, as of the date on which the actual ultimate amount of any Exchange-Related Payments or ESA-Related Payments under Sections 3.01 or 3.02 of this Agreement have been finally determined and are to be made: (x) the gross amount of any True-Up payments and any True-Down payments shall be netted (and such netted amount shall be retroactively reallocated in the appropriate manner effective as of the date on which Estimated Payments were originally made); (y) any remaining residual True-Up or True-Down shall be actually paid in cash on such date; and (z) any remaining residual True-Up or True-Down actually paid in cash on such date shall be made (or shall be deemed to have been made) in the same manner and subject to the same terms and conditions as otherwise contemplated by Sections 3.01 and 3.02 and all other applicable provisions of this Agreement. For the avoidance of doubt, the retroactive netting of the gross amount of any True-Up and True-Down payments pursuant to clause (x) of the preceding sentence shall relieve NCM Inc. and NCM LLC of any obligation to make any actual cash payment to either the Founding Members or the ESA Parties in respect of the netted amount, and the Founding Members and the ESA Parties shall take whatever actions they deem necessary or appropriate as among themselves in order to effect the retroactive netting of any True-Up and True-Down payments.

(c) As an example of the intended operation of the principles set forth in Sections 3.05(a) and 3.05(b) above, assume that: (i) NCM Inc. makes an Estimated Payment of $100 to the Founding Members and an Estimated Payment of $50 to the ESA

Parties, in each case, on March 15 of Year 2 (such date being the due date, as determined without extensions, of NCM Inc.’s U.S. Federal Income Tax Return for the Year 1 Covered Taxable Year); (ii) pursuant to Section 2.03(a) of this Agreement, a final NCM Inc. Tax Benefit Schedule for the Year 1 Covered Taxable Year is delivered to the Founding Members and the ESA Parties on November 14 of Year 2 (such date being 60 calendar days after the actual filing of the U.S. Federal Income Tax Returns of NCM Inc. and NCM LLC for the Year 1 Covered Taxable Year); (iii) pursuant to Section 3.01(a) of this Agreement and based on the information contained in the final NCM Inc. Tax Benefit Schedule for the Year 1 Covered Taxable Year, NCM Inc. is ultimately obligated to make an Exchange-Related Tax Benefit Payment of $110 to the Founding Members; (iv) pursuant to Section 3.02(a) of this Agreement and based on the information contained in the final NCM Inc. Tax Benefit Schedule for the Year 1 Covered Taxable Year, NCM LLC is ultimately obligated to make an ESA-Related Tax Benefit Payment of $45 to the ESA Parties; and (v) pursuant to Sections 3.01(a) and 3.02(a) of this Agreement, final payments in respect of the Exchange-Related Tax Benefit Payments owed to the Founding Members and the ESA-Related Tax Benefit Payments owed to the ESA Parties, respectively, are effected on December 29 of Year 2 (such date being 45 calendar days after the final NCM Inc. Tax Benefit Schedule was delivered to the Founding Members and the ESA Parties). Using the intended operating principles set forth in Sections 3.05(a) and 3.05(b) above, the following results would occur: (a) a True-Up of $10 would arise in connection with the $100 Estimated Payment originally paid by NCM Inc. to the Founding Members; (b) a True-Down of $5 would arise in connection with the $50 Estimated Payment originally paid by NCM Inc. to the ESA Parties; (c) the True-Up of $10 would be netted with the True-Down of $5, leaving a remaining residual True-Up payment of $5 to be made by NCM Inc. to the Founding Members (plus interest at the Agreed Rate on such $5 True-Up payment attributable to the period between March 15 and December 29 of Year 2); (d) for purposes of Sections 3.01(a) and 3.02(a) and all other applicable provisions of this Agreement, as of March 15 of Year 2 NCM Inc. shall be deemed to have effectively paid the Founding Members an Exchange-Related Tax Benefit Payment of $105 (with an appropriate portion of such $105 payment being characterized as Imputed Interest), and as of March 15 of Year 2 NCM LLC shall be deemed to have effectively paid the ESA Parties an ESA-Related Tax Benefit Payment of $45 (with such $45 also being deemed to have first been contributed by NCM Inc. to NCM LLC pursuant to the terms of Section 5.1(b) of the NCM LLC Operating Agreement); and (e) for purposes of Sections 3.01(a) and 3.02(a) and all other applicable provisions of this Agreement, as of December 29 of Year 2 NCM Inc. shall have paid the Founding Members an Exchange-Related Tax Benefit Payment of $5 (with an appropriate portion of such $5 payment being characterized as Imputed Interest), plus interest at the Agreed Rate on such $5 payment.”

2.	No Other Changes. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect. This Second Amendment shall be deemed to be and be construed as part of the Agreement, and the Agreement shall be deemed to be and be construed as part of this Second Amendment; provided, however, that in the event of any inconsistency or conflict between the Agreement and this Second Amendment, the terms, conditions and provisions of this Second Amendment shall govern and control.

3.	Counterparts. This Second Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The Parties agree that this Second Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page hereof to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, NCM Inc., NCM LLC, the Founding Members, and the ESA Parties have duly executed this Second Amendment effective as of the Effective Date.

NATIONAL CINEMEDIA, INC.		NATIONAL CINEMEDIA, LLC

		By:	NATIONAL CINEMEDIA, INC. as Managing Member

By:	/s/ Gary W. Ferrera	By:	/s/ Gary W. Ferrera
Name:	Gary W. Ferrera	Name:	Gary W. Ferrera
Title:	EVP & CFO	Title:	EVP & CFO
Date:	4/29/08	Date:	4/29/08

REGAL CINEMEDIA HOLDINGS, LLC		REGAL CINEMAS, INC.

By:	/s/ Michael L. Campbell	By:	/s/ Michael L. Campbell
Name:	Michael L. Campbell	Name:	Michael L. Campbell
Title:	President	Title:	President
Date:	4/30/08	Date:	4/30/08

CINEMARK MEDIA, INC.		CINEMARK USA, INC.

By:	/s/ Robert Copple	By:	/s/ Robert Copple
Name:	Robert Copple	Name:	Robert Copple
Title:	Executive VP- CFO	Title:	Executive VP- CFO
Date:	5/1/08	Date:	5/1/08

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Brooks Rainer
Name:	Brooks Rainer
Title:	VP - Tax
Date:	4/29/08

[Signature Page to Second Amendment to Tax Receivable Agreement]

(EXHIBIT A TO SECOND AMENDMENT TO TAX RECEIVABLE AGREEMENT)

FIRST AMENDMENT TO

TAX RECEIVABLE AGREEMENT

This First Amendment (this “Amendment”) to the Tax Receivable Agreement (the “Original Agreement”), dated as of February 13, 2007, by and among NCM Inc., NCM LLC, the Founding Members, and the ESA Parties, is made and entered into by and among each of the parties hereto effective as of August 7, 2007 (the “Effective Date”). Capitalized but undefined terms used in this Amendment have the meanings set forth in the Original Agreement.

RECITALS

WHEREAS, NCM Inc., NCM LLC, the Founding Members, and the ESA Parties entered into the Original Agreement;

WHEREAS, NCM Inc., NCM LLC, the Founding Members, and the ESA Parties desire to amend the Original Agreement pursuant to the terms and conditions hereof; and

NOW, THEREFORE, the parties hereto agree as follows as of the Effective Date:

1.	Amendment to Section 2.02(a)(1) (Initial Deemed Exchange Basis Schedule). The words “Within 180 calendar days after the date hereof,…” as they appear at the beginning of the first sentence of Section 2.02(a)(1) of the Original Agreement are hereby amended to read “By November 9, 2007,…”

2.	Amendment to Section 2.02(b)(1) (Initial ESA Modification Payment Basis Schedule). The words “Within 180 calendar days after the date hereof,…” as they appear at the beginning of the first sentence of Section 2.02(b)(1) of the Original Agreement are hereby amended to read “By November 9, 2007,…”

3.	Amendment to Section 2.02(d)(1) (Subsequent Deemed Exchange Basis Schedules). The words “Within 180 calendar days after the end of a Covered Taxable Year in which any Subsequent Deemed Exchange has been effected,…” as they appear at the beginning of the first sentence of Section 2.02(d)(1) of the Original Agreement are hereby amended to read “Within 180 calendar days after the end of a Covered Taxable Year in which any Subsequent Deemed Exchange has been effected (excluding for this purpose any actual sale of Common Units by the Founding Members to NCM Inc. in connection with the underwriters’ exercise of their over-allotment option, which shall be effectively incorporated as part of the Initial Deemed Exchange Basis Schedule),…”

4.

No Other Changes. Except as expressly modified hereby, all terms, conditions and provisions of the Original Agreement shall continue in full force and effect. This Amendment shall be deemed to be and construed as part of the Original Agreement, and the Original Agreement shall be deemed to be and be construed as part of this

Amendment; provided, however, that in the event of any inconsistency or conflict between the Original Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5.	Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page hereof to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, NCM Inc., NCM LLC, the Founding Members, and the ESA Parties have duly executed this Amendment effective as of the Effective Date.

NATIONAL CINEMEDIA, INC.		NATIONAL CINEMEDIA, LLC

		By:	NATIONAL CINEMEDIA, INC. as Managing Member

By:	/s/ Gary W. Ferrera	By:	/s/ Gary W. Ferrera
Name:	Gary W. Ferrera	Name:	Gary W. Ferrera
Title:	EVP & CFO	Title:	EVP & CFO
Date:		Date:

REGAL CINEMEDIA HOLDINGS, LLC		REGAL CINEMAS, INC.

By:	/s/ Peter Brandow	By:	/s/ Peter Brandow
Name:	Peter Brandow	Name:	Peter Brandow
Title:	Executive VP, Sec. & General Counsel	Title:	Executive VP, Sec. & General Counsel
Date:		Date:

CINEMARK MEDIA, INC.		CINEMARK USA, INC.

By:	/s/ Michael Cavalier	By:	/s/ Alan W. Stock
Name:	Michael Cavalier	Name:	Alan W. Stock
Title:	SVP – General Counsel	Title:	Chief Executive Officer
Date:	8/20/07	Date:	8/20/07

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Brooks Rainer
Name:	Brooks Rainer
Title:	Vice President
Date:	8/10/07

[Signature Page to First Amendment to Tax Receivable Agreement]

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